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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 22, 1995, except as to Note 13, which is as of August 4, 1995 appearing on page F-1 of the Right Start, Inc.'s Annual Report on Form 10-K for the fiscal year ended May 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Woodland Hills, California
July 15, 1996